SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 22, 2004

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	06-1340090
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NUMBER)
20415 NORDHOFF STREET	91311
CHATSWORTH, CA	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5. Other Events.

On July 22, 2004, MRV publicly announced its statements of operations for the three and six months ended June 30, 2004 and 2003, and its balance sheets at June 30, 2004 and December 31, 2003. These financial statements, which are included herein as part of Item 5 of this Report, follow on pages 3 and 4 of this Report.

[Remainder of this page intentionally left blank]

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003

	(Unaudited)
Net revenue	$67,231	$61,958	$126,845	$113,075
Cost of goods sold	43,669	42,133	82,858	78,647

Gross profit	23,562	19,825	43,987	34,428
Operating costs and expenses:
Product development and engineering	5,805	6,890	12,143	15,626
Selling, general and administrative	18,676	16,698	36,826	28,616

Total operating costs and expenses	24,481	23,588	48,969	44,242

Operating loss	(919)	(3,763)	(4,982)	(9,814)
Other expense, net	1,040	5,511	1,215	5,432

Loss before provision for taxes	(1,959)	(9,274)	(6,197)	(15,246)
Provision for taxes	1,110	493	1,649	921

Net loss	$(3,069)	$(9,767)	$(7,846)	$(16,167)

Earnings per share:
Basic and diluted loss per share	$(0.03)	$(0.10)	$(0.07)	$(0.16)
Weighted average number of shares:
Basic and diluted	105,596	101,383	105,550	100,163

MRV Communications, Inc.

Balance Sheets

(In thousands)

	June 30,	December 31,
	2004	2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,963	$88,706
Short-term marketable securities	15,405	5,221
Time deposits	1,084	1,411
Accounts receivable, net	56,501	53,464
Inventories	43,237	35,799
Other current assets	4,263	5,379

Total current assets	186,453	189,980
Property and equipment, net	21,917	25,416
Goodwill	29,965	29,965
Long-term marketable securities	1,641	1,705
Deferred income taxes	1,793	2,594
Investments	3,063	3,063
Other assets	1,649	2,040

	$246,481	$254,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term obligations	$5,087	$2,905
Accounts payable	42,895	46,811
Accrued liabilities	25,550	25,523
Deferred revenue	3,430	3,754
Other current liabilities	3,465	2,936

Total current liabilities	80,427	81,929
Long-term debt	139	200
Convertible notes	23,000	23,000
Other long-term liabilities	4,170	4,215
Minority interest	5,169	5,291
Commitments and contingencies
Stockholders’ equity	133,576	140,128

	$246,481	$254,763

Item 12 — Results of Operations and Financial Condition.

On July 22, 2004, registrant made an earnings release announcing registrant’s second quarter 2004 financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of July 22, 2004, and registrant does not assume any obligation to update such information in the future.

On July 22, 2004, as previously announced, registrant held a teleconference and audio web cast to discuss its second quarter 2004 financial results. The script prepared for use by registrant’s executives and the Financial Highlights Overview and Highlights presented at this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the script and web cast is presented as of July 22, 2004, and registrant does not assume any obligation to update such information in the future.

The information included in this Item 12, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 26, 2004

MRV COMMUNICATIONS, INC.

By:	/s/ NOAM LOTAN
Noam Lotan
President and Chief Executive Officer